Sensata Technologies B.V. Announces Third Quarter 2007 Results

      - Third quarter net revenue grew by 24.4 percent to $357.4 million from $287.3 million for the same period in 2006.

      - Third quarter Adjusted EBITDA(1) grew by 20.9 percent to $90.2 million from $74.6 million for the same period in 2006.

      ALMELO, Netherlands, Oct. 31 /PRNewswire-FirstCall/ -- Sensata Technologies B.V. announces the results of its operations for the third quarter, 2007.

    Highlights of the Third Quarter and Nine Months Ended September 30, 2007

      Third quarter 2007 net revenue was $357.4 million, which represents an increase of $70.2 million or 24.4 percent over the third quarter of 2006. Adjusted EBITDA(1) was $90.2 million, an increase of $15.6 million or 20.9 percent over the third quarter of 2006 Adjusted EBITDA(1).

      For the nine months ended September 30, 2007, net revenue was $1,031.0 million, an increase of 17.2 percent from $879.5 million for the same period in 2006. Adjusted EBITDA(1) increased to $264.2 million or 13.0 percent from $233.9 million in the same period 2006.

      The quarter ending cash balance of $54.0 million was down from this year's second quarter balance of $105.9 million, primarily due to the $89.7 million in cash that was used in connection with the acquisition of Airpax Holdings Inc.

      Tom Wroe, Chairman and Chief Executive Officer said, "We experienced double-digit percentage growth in net revenue and Adjusted EBITDA for both the third quarter and the nine months ended September 30, 2007. This was accomplished mainly through the expansion of our core sensor base net revenue and the execution of our acquisition strategy. The outlook for our overall business remains positive through year end though we will continue to monitor various trends in the global macroeconomic environment."

      (1) See Non-GAAP Measures for discussion of EBITDA and Adjusted EBITDA, including a reconciliation of these measures to GAAP Net (Loss) / Income

      Recent Developments

      On July 27, 2007, Sensata Technologies, Inc., the Company's principal U.S. operating subsidiary, completed the acquisition of Airpax Holdings, Inc., a leading manufacturer of components and systems for power protection, sensing and controls applications. The purchase price was $277.5 million plus fees and expenses and the transaction was closed using a combination of cash and new borrowings. Approximately $195 million in a new senior subordinated term loan was issued and the balance was funded with cash on hand.

      Tom Wroe added, "We have successfully begun the integration of Airpax Holdings, Inc. into Sensata. We now have a leading market position in our Controls business segment for the higher-growth network power and critical, high-reliability mobile power applications; markets where we did not previously compete."

      Company Earnings Conference Call

      The Company will conduct a conference call on October 31, 2007 at 10:00am
(EDT) to discuss the financial results for its third quarter 2007. The U.S. dial-in number is 1-888-599-4867 and the non-U.S. dial-in number is 1-913-312-0699. The conference code number is 6748135. For those unable to participate in the conference call, a replay will be available for two weeks beginning on October 31, 2007 at 1:00pm (EDT) thru November 14, 2007 at 11:59pm. To access the replay, the U.S. dial-in number is 1-888-203-1112 and the non-U.S. dial-in number is 1-719-457-0820. The replay passcode is 6748135. The replay will also be available for one year on our website at http://www.sensata.com.

      About Sensata Technologies B.V.

      On April 27, 2006, Sensata Technologies B.V.("Sensata" or the "Successor"), a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated ("S&C" or the "Predecessor").

      Sensata is a leading designer and manufacturer of sensors and controls in each of the key applications in which it competes. Sensata has business and product development centers in Massachusetts, Maryland, Maine, the United Kingdom, The Netherlands and Japan; and manufacturing operations in Brazil, China, Korea, Malaysia, Mexico, and The Dominican Republic, as well as sales offices around the world. Sensata currently employs approximately 9,500 people worldwide.

      The Company manufactures over 20,000 different products that are highly engineered and application specific and ships over one billion units each year.

      Safe Harbor Statement

      This earnings release and our statements on our earnings calls contain forward-looking statements, which may involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that might cause these differences include, but are not limited to: our ability to operate as a stand-alone company, including our ability to raise additional funds when needed; risks associated with establishing and maintaining internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; competition in our markets; fundamental changes in the industries in which we operate, including economic declines that impact the sales of any of the products manufactured by our customers that use our sensors or controls; continued pricing and other pressures from our customers; general economic, political, business and market risks associated with our non-U.S. operations; fluctuations in foreign currency exchange and interest rates; risks associated with our substantial indebtedness, leverage and debt service obligations; our ability to integrate acquired businesses, including Airpax Holdings, Inc., and our ability to realize synergies related to our integration of acquisitions; our ability to realize revenue or achieve anticipated gross operating margins from products subject to existing purchase orders; fluctuations in the cost and/or availability of manufactured components and raw materials; labor costs and disputes; our dependence on third parties for certain transportation, warehousing and logistics services; material disruptions at any of our manufacturing facilities; our ability to develop and implement technology in our product lines; litigation and disputes involving us, including the extent of product liability and warranty claims asserted against us; our ability to protect our intellectual property and know-how; our exposure to claims that our products or processes infringe on the intellectual property rights of others; the costs of compliance with various laws and regulations applicable to our operations, including environmental, health and safety laws and export controls, and responding to potential liabilities under these laws; non-performance by our suppliers; our ability to attract and retain key personnel; and, the possibility that our controlling shareholder's interests will conflict with ours or yours. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our filings are available from our Investor Relations department or from the SEC website, www.sec.gov.

      Non-GAAP Measures

      EBITDA and Adjusted EBITDA are non-GAAP measures of profitability. EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. Adjusted EBITDA is a required measure in our bank reporting. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA by adjusting EBITDA to exclude non-cash expenses, one-time charges associated with becoming a stand-alone company and charges associated with becoming a public company ("transition expenses"), and significant nonrecurring items. We believe Adjusted EBITDA provides investors with helpful information with respect to our operations and cash flows. We include it to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. Our EBITDA and Adjusted EBITDA measures have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, our EBITDA and Adjusted EBITDA measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures supplementally. See the tables below which reconcile net (loss)/income to EBITDA and Adjusted EBITDA.

      The following table reconciles Net (Loss)/Income to EBITDA and Adjusted EBITDA for the third quarter 2007 and 2006.

      ($ in 000s)

                                                     Successor
                                                     Pro forma
                                     Three Months   Three Months   Three Months
                                         Ended          Ended          Ended
                                        Sept 30        Sept 30        Sept 30
                                          2007           2006           2006

Net (Loss)/Income                     $  (86,767)    $  (41,890)    $  (75,699)
  Provision for income taxes              11,337         14,103         14,103
  Interest expense, net                   49,152         42,883         67,921
  Depreciation & amortization             47,771         44,716         44,716
EBITDA                                    21,493         59,812         51,041
  Acquisition and transition
   expenses                                8,705          5,503          5,503
  Write-off of Inventory step-up           2,296             --             --
  Currency translation losses on
   debt                                   56,185          7,756         16,527
  Stock compensation, management
   fees and other                          1,493          1,500          1,500
ADJUSTED EBITDA                       $   90,172     $   74,571     $   74,571

      -- The Pro-forma column eliminates the interest expense and the loss on currency translation related to the Deferred Payment Certificates
            (DPCs) as if they had never been issued. Please see Basis of Presentation for additional information on the DPCs.
      -- Adjusted EBITDA excludes transition expenses, and significant non-recurring items as well as non-cash expenses from EBITDA.
      -- Certain prior period amounts have been re-classified to allow comparison to current year.

      The following table reconciles Net (Loss)/Income to EBITDA and Adjusted EBITDA for the nine months ended September 30, 2007 and 2006.

      ($ in 000s)

                            Successor                                      Successor       Predecessor
                                           Pro-forma &
                                             Combined       Combined
                           Nine Months     Nine Months     Nine Months        Period          Period
                              Ended           Ended           Ended         April 27-       January 1-
                             Sept 30         Sept 30         Sept 30         Sept 30         April 26
                               2007            2006            2006            2006            2006
Net (Loss)/Income          $ (172,311)     $  (43,863)     $ (101,884)     $ (147,254)     $   45,370
  Provision for
   income taxes                41,471          50,357          50,357          24,561          25,796
  Interest
   expense, net               136,850          77,444         122,025         121,514             511
  Depreciation &
   amortization               138,565          78,998          78,998          69,389           9,609
EBITDA                        144,575         162,936         149,496          68,210          81,286
  Acquisition and
   transition
   expenses                    28,991          22,412          22,412           9,029          13,383
  Acquired in-
   process
   research and
   development                  5,700              --              --              --              --
  Write-off of
   inventory
   step-up                      4,454          24,571          24,571          24,571              --
  Currency
   translation
   losses on debt              76,007          20,502          33,942          33,942              --
  Stock compensation,
   management fees
   and other                    4,502           3,487           3,487           2,417           1,070
ADJUSTED EBITDA            $  264,229      $  233,908      $  233,908      $  138,169      $   95,739

      -- The accompanying financial information for the nine months ended September 30, 2006 has been prepared on a combined basis as further described in the accompanying Basis of Presentation. Although this presentation does not comply with accounting principles generally accepted in the U.S. (U.S. GAAP), we believe that it provides a meaningful method of comparison to prior periods.
      -- The Pro-forma column eliminates the interest expense and the loss on currency translation related to the Deferred Payment Certificates
            (DPCs) as if they had never been issued. Please see Basis of Presentation for additional information on the DPCs.
      -- Adjusted EBITDA excludes transition expenses, and significant non-recurring items as well as non-cash expenses from EBITDA.
      -- Certain prior period amounts have been re-classified to allow comparison to current year.

                    SENSATA TECHNOLOGIES B.V. AND PREDECESSOR
                             Statement of Operations
                         (In thousands of U.S. Dollars)
                                   (Unaudited)

                                                    Successor
                                                    Pro-forma
                                   Three Months    Three Months    Three Months
                                       Ended           Ended           Ended
                                      Sept 30         Sept 30         Sept 30
                                        2007            2006            2006

Net revenue                         $  357,427      $  287,251      $  287,251
Operating costs and expenses:
  Cost of revenue                      242,973         190,753         190,753
  Research and Development              11,786           7,535           7,535
  Selling, general and
   administrative                       77,595          65,169          65,169
Total operating costs and
 expenses                              332,354         263,457         263,457
Profit from operations                  25,073          23,794          23,794
Interest (expense)/income, net         (49,152)        (42,883)        (67,921)
Currency translation (loss)/
 gain and other                        (51,351)         (8,698)        (17,469)
(Loss)/income before taxes             (75,430)        (27,787)        (61,596)
Provision for income taxes              11,337          14,103          14,103
Net (Loss)/income                   $  (86,767)     $  (41,890)     $  (75,699)
Adjusted EBITDA*                    $   90,172      $   74,571      $   74,571

      -- See accompanying basis of presentation and discussion of Non-GAAP Measures
      -- Certain prior period amounts have been re-classified to allow comparison to current year.

                    SENSATA TECHNOLOGIES B.V. AND PREDECESSOR
                             Statement of Operations
                         (In thousands of U.S. Dollars)
                                   (Unaudited)

                           Successor                                             Successor         Predecessor
                                            Pro-forma &
                                              Combined         Combined
                          Nine Months       Nine Months       Nine Months          Period            Period
                             Ended             Ended             Ended           April 27-         January 1-
                            Sept 30           Sept 30           Sept 30           Sept 30,          April 26,
                              2007              2006              2006              2006              2006
Net revenue              $  1,030,995      $    879,542      $    879,542      $    503,942      $    375,600
Operating costs
 and expenses:
  Cost of revenue             698,305           603,512           603,512           348,056           255,456
  Research and
   Development                 31,843            22,260            22,260            13,458             8,802
  Acquired in-
   process
   research and
   development                  5,700                --                --                --                --
  Selling, general
   and
   administrative             219,260           149,059           149,059           109,279            39,780
Total operating
 costs and expenses           955,108           774,831           774,831           470,793           304,038
Profit from
 operations                    75,887           104,711           104,711            33,149            71,562
Interest
 (expense)/income,
 net                         (136,850)          (77,444)         (122,025)         (121,514)             (511)
Currency
 translation
 (loss)/gain and
 other                        (69,877)          (20,773)          (34,213)          (34,328)              115
(Loss)/income
 before taxes                (130,840)            6,494           (51,527)         (122,693)           71,166
Provision for
 income taxes                  41,471            50,357            50,357            24,561            25,796
Net (Loss)/income        $   (172,311)     $    (43,863)     $   (101,884)     $   (147,254)     $     45,370
Adjusted EBITDA*         $    264,229      $    233,908      $    233,908      $    138,169      $     95,739

      -- See accompanying basis of presentation and discussion of Non-GAAP Measures
      -- Certain prior period amounts have been re-classified to allow comparison to current year.

      SENSATA TECHNOLOGIES B.V. AND PREDECESSOR

      NOTES TO UNAUDITED Statement of Operations

      Basis of Presentation

      On April 27, 2006, Sensata Technologies B.V., a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated (the Sensata Acquisition). In connection with the acquisition, a new accounting basis was established for the Company as of the acquisition date. Financial information for the Predecessor and Successor periods have been separated by a line on the face of the statement of operations to highlight that the financial information for such periods have been prepared under two different historical cost bases of accounting.

      Deferred Payment Certificates (DPCs) issued in connection with the Sensata acquisition were originally classified as debt on the Company's Balance Sheet. On September 21, 2006, the DPCs were restructured to their original intended classification as equity with an effective date of April 27, 2006. However, for accounting purposes, the DPCs are classified as debt until the September 21 date of the restructuring of the instrument. Effective September 21, 2006, the principal amount of the DPCs ($768.3 million), related interest ($44.6 million), and foreign exchange losses ($13.4 million) were capitalized into equity as additional paid-in capital.

      The pro forma and combined column on the Statement of Operations eliminates the amounts through September 30, 2006 to reflect the results of operations as if the DPCs were never issued.

      The results for the three and nine months ended September 30, 2007, are not necessarily indicative of a full year's results. US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. In addition, the combined financial information for the nine months ended September 30, 2006 combines periods with different bases of accounting. Actual results may vary materially from these estimates and assumptions.

SOURCE Sensata Technologies B.V.